UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 26, 2022

Date of Report (Date of earliest event reported)

Installed Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36307	45-3707650
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

495 South High Street, Suite 50

Columbus, Ohio 43215

(Address of principal executive offices, zip code)

(614) 221-3399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	IBP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Installed Buildings Products, Inc. (the “Company”) was held on May 26, 2022. Proxies were solicited pursuant to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 14, 2022. The number of shares of common stock entitled to vote at the Annual Meeting was 29,275,592 shares, representing the number of the Company’s shares outstanding as of the record date, March 31, 2022.

The voting results described below on each matter submitted to the Company’s stockholders are final:

a.	The following directors were elected for terms expiring at the Company’s Annual Meeting in 2025:

Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
Jeffrey W. Edwards	24,950,919	1,965,487	3,091	341,948
Lawrence A. Hilsheimer	24,975,770	1,940,283	3,444	341,948
Janet E. Jackson	26,398,541	518,331	2,625	341,948

b.	The appointment of Deloitte & Touche LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2022 was ratified:

Votes For	Votes Against	Abstain	Broker Non-Votes
27,167,779	90,866	2,800	0

c.	The non-binding advisory proposal to approve the compensation of the Company’s named executive officers was approved:

Votes For	Votes Against	Abstain	Broker Non-Votes
25,697,875	727,506	494,116	341,948

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTALLED BUILDING PRODUCTS, INC.

Date: May 31, 2022	By:	/s/ Michael T. Miller
Executive Vice President and
Chief Financial Officer